UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2022

MSCI Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MSCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2022, the Board of Directors (the “Board”) of MSCI Inc. (the “Company”) appointed Robin Matlock to serve as an independent director on the Board, effective June 1, 2022 (the “Effective Date”). Ms. Matlock will serve as a member of the Governance and Corporate Responsibility Committee of the Board. Following the appointment of Ms. Matlock, the Board will be comprised of eleven directors.

Ms. Matlock will serve on the Board until the next annual meeting of shareholders of the Company, or until her successor is elected and qualified or until the earlier of her death, resignation or removal. In connection with her appointment, the Board determined that Ms. Matlock is independent under the Company’s Corporate Governance Policies and within the meaning of the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) standards of independence for directors.

Under the non-employee director compensation program described in the Company’s annual proxy statement filed with the SEC on March 16, 2022, in connection with her service on the Board, Ms. Matlock is entitled to receive an annual retainer (payable in cash or stock at her election) of $80,000 and an annual equity award in the form of restricted stock units (“RSUs”) under the MSCI Inc. 2016 Non-Employee Directors Compensation Plan having an aggregate fair market value of $185,000, with the number of shares of common stock underlying such awards determined based on the closing price of the Company’s common stock as reported by the NYSE on the date prior to grant. Ms. Matlock is also entitled to an annual retainer (payable in cash or stock at her election) of $10,000 for her service on the Governance and Corporate Responsibility Committee of the Board. The annual retainers and initial award of RSUs will be prorated from the Effective Date. The initial RSU award is scheduled to vest on May 1, 2023.

Ms. Matlock, age 56, was most recently Senior Vice President and Chief Marketing Officer of VMware, Inc. (“VMware”) a position she held from 2013 to June 2020. Ms. Matlock previously served as Vice President, Corporate Marketing at VMware from 2009 to 2013. Before VMware, Ms. Matlock served as Executive Vice President and General Manager of Imperva Inc., a cybersecurity software and services company. Prior to that, she held executive positions in a number of technology companies, including McAfee, Entercept Security Technologies and Symantec Corporation. Ms. Matlock has served as a director of Iron Mountain Incorporated (NYSE: IRM) since July 2019, a director of Cohesity, Inc., a privately held software development company, since January 2021, a director of People.ai, a privately held sales software company, since January 2021 and a director of Dremio Corporation, a privately held data lake transformation company, since March 2021. She earned her Bachelor of Arts degree in Economics and Music from Rice University.

There are no family relationships between Ms. Matlock and any officer or other director of the Company.  There is no arrangement or understanding between Ms. Matlock and any other person pursuant to which she was selected as a director. In addition, Ms. Matlock has never been employed at the Company or any of its subsidiaries.

There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Ms. Matlock and the Company or any of its subsidiaries.

Item 7.01 Regulation FD Disclosure.

The press release announcing the matters described in Item 5.02 above is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under Item 7.01 of this Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release of the Registrant, dated June 1, 2022, titled “Robin Matlock Appointed to MSCI Inc. Board of Directors.”
Exhibit 104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: June 1, 2022	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman and Chief Executive Officer